Exhibit 20.1

Higher Education Funding I

For the Monthly Calculation Date – December 27, 2005

Current Collection Period – November 2005

Pursuant to section 1(a)(i)(K) of the Administration Agreement, the following has been prepared by the issuer administrator. The information shown below has not been independently verified; however, it is believed to be accurate to the best of the issuer’s knowledge.

Higher Education Funding I

For the Monthly Calculation Date - 12/27/05

Current Collection Period - November 2005

Collection Account Activity	Prior Month (M-2)	Prior Month (M-1)	Current Month (M)
Collection period payment activity
Principal Payments	$9,209,113	$12,883,619	$12,726,645
Principal Claim Payments	1,778,297	977,893	1,933,148
Interest Payments	3,647,860	3,660,433	3,564,910
Interest Claim Payments	65,211	33,960	92,411
Fees	14,346	15,007	13,113
Repurchased principal and interest	(80,641)	(85,550)	28,280

Subtotal	14,634,186	17,485,363	18,358,505
Prior period collections deposited by the Servicer in the current period	972,167	1,307,649	2,195,155
Current period collections deposited by the Servicer in the subsequent period	(1,307,649)	(2,195,155)	(1,696,566)

Total cash remitted by the Servicers during the current collection period	14,298,704	16,597,858	18,857,094

Other Deposits
Amounts transferred from the acquisition account	—	—	—
Amounts transferred from the administration account	—	—	—
Amounts transferred from the borrower benefits account	7,254	—	—
Amounts transferred from the reserve account	—	—	—
Special allowance payments received	—	9,406,837	—
Subsidy payments received	—	2,255,166	—
Interest earnings on trust accounts	352,246	166,280	221,021

Total cash deposits	14,658,204	28,426,140	19,078,115

Account Balance at the end of the Collection Period	$14,658,204	$28,426,140	$19,078,115

	Distributions 10/25/05	Distributions 11/25/05	Distributions 12/27/05
First, to the U.S. Department of Education	$1,596,932	$1,587,020	$1,578,348
Second, to the administration account for certain costs and expenses	360,117	373,874	339,154
Third, to the interest account for payment of interest on Senior Notes	5,724,946	6,318,075	6,833,890
Fourth, to the principal account for payment of principal on Senior Notes	—	—	—
Fifth, to the interest account for payment of interest on Sub. Notes	503,575	477,205	516,274
Sixth, to the principal account for payment of principal on Sub. Notes	—	—	—
Seventh, to the reserve account to achieve defined requirement	—	—	—
Eighth, to the retirement account for principal on Amortizing Senior Notes	—	—	—
Ninth, to the retirement account for principal on Amortizing Sub. Notes	—	—	—
Tenth, to the interest account for payment of interest on Junior Notes	—	—	—
Eleventh, to the principal account for payment of principal on Junior Notes	—	—	—
Twelfth, other payments as may be set forth in the Supplemental Indenture	—	—	—
Thirteenth, to the acquisition account for acquisition of additional receivables	—	—	—
Fourteenth, to the interest account for payment of carry-over amounts on Senior Notes	—	—	—
Fifteenth, to the interest account for payment of carry-over amounts on Sub. Notes	—	—	—
Sixteenth, to the interest account for payment of carry-over amounts on Junior Notes	—	—	—
Seventeenth, to the interest account for swap termination payments on Senior Notes	—	—	—
Eighteenth, to the interest account for swap termination payments on Sub. Notes	—	—	—
Nineteenth, to the interest account for swap termination payments on Junior Notes	—	—	—
Twentieth, to the credit of the retirement account	—	—	—
Twenty-first, excess to the surplus fund	6,472,634	19,669,966	9,810,449

Total Distributions	$14,658,204	$28,426,140	$19,078,115

Higher Education Funding I

For the Monthly Calculation Date - 12/27/05

Current	Collection Period - November 2005

Notes Balances	Original Balance	Beginning Balance	Interest Paid	Change	Ending Balance	Current Factor
Senior FRN:
A-1	$242,000,000	$242,000,000	$2,391,061	$—	$242,000,000	1.0000
A-2	269,000,000	269,000,000	2,705,953	—	269,000,000	1.0000
A-3	217,000,000	217,000,000	2,199,506	—	217,000,000	1.0000
A-4	171,000,000	171,000,000	1,737,621	—	171,000,000	1.0000
A-5	101,000,000	101,000,000	1,031,477	—	101,000,000	1.0000

Subtotal	1,000,000,000	1,000,000,000	10,065,618	—	1,000,000,000	1.0000
Senior ARN:
A-1	50,000,000	50,000,000	147,288	—	50,000,000	1.0000
A-2	50,000,000	50,000,000	151,890	—	50,000,000	1.0000
A-3	50,000,000	50,000,000	152,658	—	50,000,000	1.0000
A-4	50,000,000	50,000,000	153,808	—	50,000,000	1.0000
A-5	75,000,000	75,000,000	233,014	—	75,000,000	1.0000
A-6	50,000,000	50,000,000	151,123	—	50,000,000	1.0000
A-7	75,000,000	75,000,000	228,411	—	75,000,000	1.0000
A-8	75,000,000	75,000,000	227,548	—	75,000,000	1.0000
A-9	50,000,000	50,000,000	155,342	—	50,000,000	1.0000
A-10	75,000,000	75,000,000	232,438	—	75,000,000	1.0000
A-11	75,000,000	—	—	—	—	0.0000
A-12	50,000,000	50,000,000	154,959	—	50,000,000	1.0000
A-13	50,000,000	50,000,000	151,890	—	50,000,000	1.0000
A-14	75,000,000	75,000,000	230,712	—	75,000,000	1.0000
A-15	50,000,000	50,000,000	160,096	—	50,000,000	1.0000

Subtotal	900,000,000	825,000,000	2,531,178	—	825,000,000	0.9167
Subordinate ARN:
B-1	50,000,000	50,000,000	158,795	—	50,000,000	1.0000
B-2	50,000,000	50,000,000	177,932	—	50,000,000	1.0000

Subtotal	100,000,000	100,000,000	336,726	—	100,000,000	1.0000

Total	$2,000,000,000	$1,925,000,000	$12,933,522	$—	$1,925,000,000	0.9625

Portfolio Overview	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)
Beginning Balance	$1,742,457,300	$1,812,607,742	$(8,002,330)	$1,804,605,412	$(10,464,679)	$1,794,140,734
Loans Purchased	82,645,006	1,361,382	265,139	1,626,521	297,763	1,924,284
Loans Repurchased	—	80,641	4,909	85,550	(113,830)	(28,280)
Loans Sold	—	—	—	—	—	—
Loans Repaid	(11,365,279)	(9,209,113)	(3,674,506)	(12,883,619)	156,974	(12,726,645)
Claims Paid	(2,418,244)	(1,778,297)	800,405	(977,893)	(955,255)	(1,933,148)
Capitalized Interest	1,257,688	1,468,853	181,157	1,650,010	(325,016)	1,324,995
Servicer Adjustments	31,271	74,204	(39,452)	34,752	52,707	87,460

Ending Balance	$1,812,607,742	$1,804,605,412	$(10,464,678)	$1,794,140,734	$(11,351,335)	$1,782,789,400

Accrued Interest	19,523,747	20,865,878	(893,822)	19,972,056	1,425,807	21,397,863
SAP Receivable	6,091,794	9,399,889	(5,684,176)	3,715,713	3,806,376	7,522,089
Servicer Payments Due	972,167	1,307,649	887,505	2,195,155	(498,588)	1,696,566
Trust Cash Accounts	56,329,459	64,601,955	22,063,280	86,665,235	2,300,713	88,965,948

Total Assets	$1,895,524,909	$1,900,780,784	$5,908,109	$1,906,688,893	$(4,317,028)	$1,902,371,865

Senior Notes	$1,825,000,000	$1,825,000,000	$—	$1,825,000,000	$—	$1,825,000,000
Subordinate Notes	100,000,000	100,000,000	—	100,000,000	—	100,000,000
Accrued Expenses	6,826,380	10,132,337	3,498,026	13,630,363	(6,039,215)	7,591,147

Total Liabilities	$1,931,826,380	$1,935,132,337	$3,498,026	$1,938,630,363	$(6,039,215)	$1,932,591,147

Selected Statistics:
Asset Coverage (a)	98.11%	98.22%	0.13%	98.34%	0.09%	98.43%
Asset Coverage (aaa)	103.49%	103.60%	0.13%	103.73%	0.09%	103.82%
Subordinate %	5.19%	5.19%	0.00%	5.19%	0.00%	5.19%
WA Coupon	4.43%	4.42%	0.00%	4.42%	0.00%	4.42%
Average Balance	$39,424	$39,467	$(2)	$39,465	$27	$39,493
WA Rem. Mo.	288.6	288.3	(0.5)	287.8	(0.5)	287.3
Number of Loans	45,977	45,724	(263)	45,461	(319)	45,142

Trust Cash Accounts	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)
Restricted Cash:
Reserve acct.	$14,437,500	$14,437,500	$—	$14,437,500	$—	$14,437,500
Acquisition acct.	17,363,715	15,878,431	(1,675,317)	14,203,114	(1,982,013)	12,221,102
Collection acct.	17,701,865	14,658,204	13,767,936	28,426,140	(9,348,025)	19,078,115
Principal acct.	—	—	—	—	—	—
Retirement acct.	—	—	—	—	—	—
Surplus acct.	—	9,495,483	6,472,634	15,968,118	19,669,966	35,638,084

Subtotal	49,503,079	54,469,618	18,565,254	73,034,872	8,339,928	81,374,801
Accrued Expenses:
Admin. acct.	312,024	170,919	1,063	171,982	138,441	310,422
Interest acct.	6,009,759	9,492,384	3,499,096	12,991,481	(6,138,241)	6,853,240
Benefits acct.	504,597	469,034	(2,133)	466,900	(39,415)	427,485

Subtotal	6,826,380	10,132,337	3,498,026	13,630,363	(6,039,215)	7,591,147

Total	$56,329,459	$64,601,955	$22,063,280	$86,665,235	$2,300,713	$88,965,948

Higher Education Funding I

For the Monthly Calculation Date - 12/27/05

Current	Collection Period - November 2005

Claims in process	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)
Beginning Balance	$3,291,673	$2,194,703	$843,527	$3,038,230	$1,868,020	$4,906,250
Filed During Period	1,465,789	2,621,824	224,089	2,845,913	(750,202)	2,095,711
Paid During Period	(2,562,759)	(1,778,297)	800,405	(977,893)	(955,255)	(1,933,148)
Administrative Rejects	—	—	—	—	—	—
Net Rejects	—	—	—	—	—	—

Total	$2,194,703	$3,038,230	$1,868,020	$4,906,250	$162,563	$5,068,813

Loans by School Type	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance
(current month)
4-Year	5.22%	$97,952	0.01%	11	0.02%	$8,905
2-Year	4.70%	12,563	0.00%	3	0.01%	4,188
Proprietary	0.00%	—	0.00%	—	0.00%	—
Graduate	5.30%	244,582	0.01%	21	0.05%	11,647
Other/Unknown	4.42%	1,782,434,303	99.98%	45,107	99.92%	39,516

Total	4.42%	$1,782,789,400	100.00%	45,142	100.00%	$39,493

Loans by Status ($)	Prior Month (M-2)	Distribution	Prior Month (M-1)	Distribution	Current Month (M)	Distribution
In Repayment, days DQ
0-30	$1,117,789,732	61.94%	$1,091,509,748	60.84%	$1,065,648,098	59.77%
31-60	43,757,282	2.42%	56,036,779	3.12%	50,961,776	2.86%
61-90	19,686,660	1.09%	21,485,427	1.20%	30,650,643	1.72%
91-120	13,092,836	0.73%	11,758,356	0.66%	13,030,410	0.73%
121-150	9,745,648	0.54%	8,431,630	0.47%	8,471,026	0.48%
151-180	8,168,926	0.45%	6,560,685	0.37%	5,904,910	0.33%
181-210	6,244,966	0.35%	5,620,395	0.31%	5,239,497	0.29%
211-240	3,514,115	0.19%	4,231,290	0.24%	4,703,926	0.26%
241-270	3,516,613	0.19%	3,119,892	0.17%	3,154,114	0.18%
270+	3,893,012	0.22%	3,722,340	0.21%	3,876,753	0.22%

Total repayment	$1,229,409,792	68.13%	$1,212,476,541	67.58%	$1,191,641,153	66.84%
In School	211,936	0.01%	192,123	0.01%	192,123	0.01%
Grace	32,222	0.00%	33,535	0.00%	6,124	0.00%
Deferment	374,875,590	20.77%	376,794,863	21.00%	372,796,724	20.91%
Forbearance	197,037,643	10.92%	199,737,423	11.13%	213,084,463	11.95%
Claims in Process	3,038,230	0.17%	4,906,250	0.27%	5,068,813	0.28%
Administrative Rejects	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	$1,804,605,412	100.00%	$1,794,140,734	100.00%	$1,782,789,400	100.00%

Loans by Status (#)	Prior Month (M-2)	Distribution	Prior Month (M-1)	Distribution	Current Month (M)	Distribution
In Repayment, days DQ
0-30	29,735	65.03%	29,227	64.29%	28,490	63.11%
31-60	1,150	2.52%	1,403	3.09%	1,325	2.94%
61-90	528	1.15%	549	1.21%	762	1.69%
91-120	338	0.74%	313	0.69%	337	0.75%
121-150	258	0.56%	223	0.49%	228	0.51%
151-180	223	0.49%	179	0.39%	158	0.35%
181-210	185	0.40%	165	0.36%	144	0.32%
211-240	104	0.23%	131	0.29%	131	0.29%
241-270	101	0.22%	92	0.20%	100	0.22%
270+	97	0.21%	102	0.22%	112	0.25%

Total repayment	32,719	71.56%	32,384	71.23%	31,787	70.42%
In School	20	0.04%	18	0.04%	18	0.04%
Grace	4	0.01%	5	0.01%	1	0.00%
Deferment	8,549	18.70%	8,525	18.75%	8,487	18.80%
Forbearance	4,347	9.51%	4,401	9.68%	4,729	10.48%
Claims in Process	85	0.19%	128	0.28%	120	0.27%
Administrative Rejects	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	45,724	100.00%	45,461	100.00%	45,142	100.00%

Loans by Guarantor	WA Coupon	$ of Loans	Distribution	# of Loans	Distribution	Avg. Loan Balance
(current month)
ASA	5.79%	$398,592,249	22.36%	9,291	20.58%	$42,901
Great Lakes	4.02%	1,384,197,151	77.64%	35,851	79.42%	38,610

Total	4.42%	$1,782,789,400	100.00%	45,142	100.00%	$39,493

Loans by Servicer	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Default Guarantee
(current month)
ACS	5.79%	$398,592,249	22.36%	9,291	20.58%	100.00%
Great Lakes	4.02%	1,384,197,151	77.64%	35,851	79.42%	100.00%

Total	4.42%	$1,782,789,400	100.00%	45,142	100.00%	100.00%

Higher Education Funding I

For the Monthly Calculation Date - 12/27/05

Current	Collection Period - November 2005

Loans by Program	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance
(current month)
Subsidized Stafford	4.74%	$108,855	0.01%	12	0.03%	$9,071
Unsubsidized Stafford	4.80%	117,353	0.01%	11	0.02%	10,668
PLUS	6.10%	128,889	0.01%	12	0.03%	10,741
Consolidation	4.42%	1,782,434,303	99.98%	45,107	99.92%	39,516
Non-FFELP	—	—	0.00%	—	0.00%	—

Total	4.42%	$1,782,789,400	100.00%	45,142	100.00%	$39,493

Loans by APR	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance
(current month)
<4%	3.24%	$945,502,446	53.04%	25,719	56.97%	$36,763
4-5%	4.31%	356,053,733	19.97%	8,993	19.92%	39,592
5-6%	5.41%	124,281,436	6.97%	2,646	5.86%	46,970
6-7%	6.44%	135,099,725	7.58%	2,831	6.27%	47,722
7-8%	7.48%	103,656,336	5.81%	2,257	5.00%	45,927
8+%	8.18%	118,195,724	6.63%	2,696	5.97%	43,841

Total	4.42%	$1,782,789,400	100.00%	45,142	100.00%	$39,493

Remaining Term	$ of loans	Distribution	# of loans	Distribution	Avg. Loan Balance	Avg. Loan Balance
	(current month)					(prior month)
0-60	$249,121	0.01%	21	0.05%	$11,863	$11,649
61-120	2,989,942	0.17%	260	0.58%	11,500	11,104
121-180	62,923,216	3.53%	3,909	8.66%	16,097	16,117
181-240	550,625,834	30.89%	20,433	45.26%	26,948	26,933
241-300	442,225,336	24.81%	11,371	25.19%	38,891	38,683
301-360	532,601,817	29.87%	7,129	15.79%	74,709	74,130
361+	191,174,133	10.72%	2,019	4.47%	94,688	94,653

Total	$1,782,789,400	100.00%	45,142	100.00%	$39,493	$39,465

Note Interest Rates	8/25/05	9/26/05	10/25/05	11/25/05	12/27/05	12/27/05 Note Balance
Senior FRN:
A-1	3.87%	3.87%	3.87%	4.42%	4.42%	242,000,000
A-2	3.94%	3.94%	3.94%	4.49%	4.49%	269,000,000
A-3	3.97%	3.97%	3.97%	4.52%	4.52%	217,000,000
A-4	3.98%	3.98%	3.98%	4.53%	4.53%	171,000,000
A-5	4.00%	4.00%	4.00%	4.55%	4.55%	101,000,000

Subtotal						1,000,000,000
Senior ARN:
A-1	3.59%	3.74%	3.84%	4.05%	4.24%	$50,000,000
A-2	3.60%	3.78%	3.96%	4.07%	4.30%	50,000,000
A-3	3.64%	3.84%	3.98%	4.05%	4.36%	50,000,000
A-4	3.63%	3.87%	4.01%	4.13%	4.39%	50,000,000
A-5	3.58%	3.86%	4.05%	4.15%	4.35%	75,000,000
A-6	3.60%	3.74%	3.94%	4.07%	4.30%	50,000,000
A-7	3.60%	3.78%	3.97%	4.08%	4.30%	75,000,000
A-8	3.62%	3.80%	3.96%	4.08%	4.30%	75,000,000
A-9	3.65%	3.86%	4.05%	4.13%	4.39%	50,000,000
A-10	3.56%	3.85%	4.04%	4.16%	4.40%	75,000,000
A-11	—	—	—	—	—	—
A-12	3.56%	3.85%	4.04%	4.16%	4.40%	50,000,000
A-13	3.62%	3.80%	3.96%	4.08%	4.30%	50,000,000
A-14	3.67%	3.87%	4.01%	4.15%	4.40%	75,000,000
A-15	3.58%	3.70%	3.90%	4.14%	4.39%	50,000,000

Subtotal						825,000,000
Subordinate ARN:
B-1	3.75%	4.10%	4.14%	4.26%	4.50%	50,000,000
B-2	3.75%	3.95%	4.19%	4.28%	4.50%	50,000,000

Subtotal						100,000,000

Total						$1,925,000,000

Admin Acct. Accrual	8/25/05	9/26/05	10/25/05	11/25/05	Change	12/27/05
Servicing Fees	$147,160	$156,983	$160,368	$153,642	$(2,378)	$151,265
Administration Fees	73,315	79,704	79,395	101,787	(22,915)	78,873

Total	$220,475	$236,687	$239,763	$255,429	$(25,292)	$230,137

Debt Service Accts	8/25/05	9/26/05	10/25/05	11/25/05	Change	12/27/05
Debt Service Cash:
Principal acct.	$—	$—	$—	$—	$—	$—
Retirement acct.	—	—	—	—	—	—
Interest acct.	6,700,880	9,994,563	13,140,878	6,853,240	4,444,931	11,298,171

Total	$6,700,880	$9,994,563	$13,140,878	$6,853,240	$4,444,931	$11,298,171

Investment Earnings	Prior Month (M-4)	Prior Month (M-3)	Prior Month (M-2)	Prior Month (M-1)	Change	Current Month (M)
Restricted Cash:
Acquisition acct.	$10,968	$12,240	$36,664	$12,990	$1,123	$14,114

Total	$10,968	$12,240	$36,664	$12,990	$1,123	$14,114